RenaissanceRe Reports Net Income of $120.8 Million for the Second Quarter of 2014 or $2.95 Per Diluted Common Share; Quarterly Operating Income of $93.6 Million or $2.28 Per Diluted Common Share
Pembroke, Bermuda, July 29, 2014 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) today reported net income available to RenaissanceRe common shareholders of $120.8 million, or $2.95 per diluted common share, in the second quarter of 2014, compared to $26.8 million, or $0.60 per diluted common share, in the second quarter of 2013. Operating income available to RenaissanceRe common shareholders was $93.6 million, or $2.28 per diluted common share, for the second quarter of 2014, compared to $96.4 million or $2.17, respectively, in the second quarter of 2013. The Company reported an annualized return on average common equity of 14.2% and an annualized operating return on average common equity of 11.0% in the second quarter of 2014, compared to 3.4% and 12.2%, respectively, in the second quarter of 2013. Book value per common share increased $2.49, or 3.0%, in the second quarter of 2014 to $84.79, compared to a 0.4% increase in the second quarter of 2013. Tangible book value per common share plus accumulated dividends increased 3.5% in the second quarter of 2014, compared to a 0.8% increase in the second quarter of 2013.
Kevin J. O’Donnell, CEO, commented:  “In the second quarter, we generated $120.8 million of net income, an annualized operating ROE of 11% and 3.5% growth in tangible book value per share, plus accumulated dividends.  Our team executed well in tough market conditions and I am pleased with the book of business we constructed.”
Mr. O’Donnell continued:  “We believe that over the long-term the proper assessment of risk and disciplined underwriting will continue to be key differentiators in our industry.  Our strategy of matching well-structured risk with efficient capital across cycles has been the basis for our success for over two decades.  We intend to continue this strategy going forward, providing customers and capital providers with a suite of innovative and flexible solutions along with industry-leading underwriting expertise and customer service.”
SECOND QUARTER 2014 HIGHLIGHTS

•
The Company generated underwriting income of $99.7 million and a combined ratio of 61.7% in the second quarter of 2014, compared to $113.4 million and 61.2% in the second quarter of 2013, respectively. The $13.7 million decrease in underwriting income was principally driven by a $31.5 million decrease in net premiums earned, primarily as a result of reduced gross premiums written, as discussed below, and partially offset by a $22.6 million decrease in net claims and claim expenses.

•
Gross premiums written of $511.5 million decreased $191.7 million, or 27.3%, in the second quarter of 2014, compared to the second quarter of 2013, with the decrease principally driven by the Company’s Catastrophe Reinsurance segment, which experienced a decrease of $188.8 million, or 32.7%, driven by the continued softening of market conditions, including reduced risk-adjusted pricing for the second quarter renewals. Managed catastrophe premiums written were $437.9 million, a 28.0% decrease, compared to the second quarter of 2013, excluding the impact of $9.8 million of reinstatement premiums written in the second quarter of 2013. For the first six months of 2014, managed catastrophe premiums, net of reinstatement premiums written, totaled $933.9 million, a decrease of $204.2 million, or 17.9%, compared to the first six months of 2013, excluding the impact of $9.8 million of reinstatement premiums written in the first six months of 2013.

•
The total investment result in the second quarter of 2014 was positive $61.6 million, which includes the sum of net investment income, net realized and unrealized gains on investments and the change in net unrealized gains on fixed maturity investments available for sale, compared to negative $44.6 million in the second quarter of 2013. The total investment result was primarily driven by the improved returns in the Company’s fixed maturity investment portfolio as a result of the flattening of the yield curve and higher average invested assets during the second quarter of 2014, compared to the second quarter of 2013.

•
Net income attributable to noncontrolling interests in the second quarter of 2014 was $36.1 million and increased from $14.0 million in the second quarter of 2013, principally due to an increase in the profitability of DaVinciRe Holdings Ltd. (“DaVinciRe”), as well as a decrease in the Company’s ownership in DaVinciRe to 26.5% at June 30, 2014, compared to 32.9% at June 30, 2013.

•
During the second quarter of 2014, the Company repurchased an aggregate of 385 thousand common shares in open market transactions at an aggregate cost of $37.5 million and at an average share price of $97.29.

Underwriting Results by Segment
Catastrophe Reinsurance Segment
Gross premiums written in the Catastrophe Reinsurance segment were $388.1 million in the second quarter of 2014, a decrease of $188.8 million compared to the second quarter of 2013, primarily driven by the continued softening of market conditions, including reduced risk-adjusted pricing for the second quarter renewals, the Company’s underwriting discipline given prevailing terms and conditions, and the absence of $9.8 million in reinstatement premiums written in the second quarter of 2013, which did not reoccur in the second quarter of 2014. In addition, gross premiums written in the Catastrophe Reinsurance segment in the second quarter of 2014 were impacted by a decrease of $28.2 million in gross premiums written related to one quota share deal and a $27.0 million multi-year transaction that was booked in the second quarter of 2013, which did not reoccur in the second quarter of 2014.
Managed catastrophe premiums decreased $170.5 million, or 28.0%, to $437.9 million in the second quarter of 2014, compared to $608.3 million in the second quarter of 2013, driven by the items noted above, and excluding the impact of $9.8 million of reinstatement premiums written in the second quarter of 2013.

For the first six months of 2014, managed catastrophe premiums totaled $933.9 million, a decrease of $204.2 million, or 17.9%, compared to the first six months of 2013, net of $9.8 million of reinstatement premiums written in the first six months of 2013, and principally driven by the continued softening of market conditions, including reduced risk-adjusted pricing for the second quarter renewals and decreased signings on certain specific quota share deals.
The Catastrophe Reinsurance segment generated underwriting income of $82.4 million and a combined ratio of 48.2% in the second quarter of 2014, compared to $109.8 million and 45.2% in the second quarter of 2013, respectively. The $27.4 million decrease in underwriting income in the second quarter of 2014, compared to the second quarter of 2013, was driven by a $41.3 million decrease in net premiums earned, driven by the decrease in gross premiums written, noted above, combined with a $16.7 million decrease in favorable development on prior accident years net claims and claim expenses, and partially offset by a $32.9 million decrease in current accident year net claims and claim expenses. Included in the Catastrophe Reinsurance segment’s current accident year net claims and claim expenses in the second quarter of 2014 of $38.5 million are a number of relatively small U.S. wind and thunderstorm events, compared to the second quarter of 2013, which experienced $71.4 million of current accident year net claims and claim expenses and included $26.4 million and $25.2 million related to the 2013 European Floods and May 2013 U.S. Tornadoes, respectively.
The Catastrophe Reinsurance segment experienced $1.7 million of favorable development on prior accident years net claims and claim expenses in the second quarter of 2014, compared to $18.5 million in the second quarter of 2013.
Specialty Reinsurance Segment
Gross premiums written in the Specialty Reinsurance segment were $51.6 million in the second quarter of 2014, a decrease of $7.0 million, or 11.9%, compared to the second quarter of 2013.
Gross premiums written in the Specialty Reinsurance segment were $205.8 million in the first six months of 2014, an increase of $65.0 million, or 46.1%, compared to the first six months of 2013, driven primarily by increases in certain financial liability related lines of business. Our specialty reinsurance premiums are prone to significant volatility as this business can be influenced by a small number of relatively large transactions.
The Specialty Reinsurance segment generated underwriting income of $11.3 million and a combined ratio of 78.9% in the second quarter of 2014, compared to $7.1 million and 85.6% in the second quarter of 2013, respectively. The underwriting expense ratio in the Specialty Reinsurance segment increased 7.6 percentage points to 41.4% in the second quarter of 2014, compared to 33.8% in the second quarter of 2013, primarily due to the relative increase in the percentage of quota share reinsurance premiums, compared to excess of loss reinsurance premiums, as a percentage of total gross premiums written within the Specialty Reinsurance segment, as quota share reinsurance premiums typically carries a higher acquisition expense ratio, compared to excess of loss reinsurance.

The Specialty Reinsurance segment experienced $5.4 million of favorable development on prior years reserves in the second quarter of 2014, compared to $5.4 million in the second quarter of 2013, principally due to reported claims activity coming in lower than expected on prior accident years events.
Lloyd’s Segment
Gross premiums written in the Lloyd’s segment were $71.9 million in the second quarter of 2014, an increase of $3.1 million, or 4.6%, compared to the second quarter of 2013, primarily due to Syndicate 1458 continuing to grow organically in the Lloyd’s marketplace, principally in its property lines of business, notwithstanding challenging market conditions.
Gross premiums written in the Lloyd’s segment increased $12.1 million, or 8.5%, to $155.2 million in the first six months of 2014, compared to $143.1 million in the first six months of 2013, primarily due to Syndicate 1458 continuing to grow organically in the Lloyd’s marketplace, principally its property lines of business, notwithstanding challenging market conditions.
The Lloyd’s segment incurred an underwriting loss of $0.6 million and a combined ratio of 101.3% in the second quarter of 2014, compared to an underwriting loss of $3.5 million and a combined ratio of 108.4% in the second quarter of 2013, respectively. Net premiums earned increased $5.7 million primarily as a result of the increase in gross premiums written noted above.
The favorable development of prior accident years net claims and claim expenses within the Lloyd’s segment of $9.4 million during the second quarter of 2014, compared to $3.0 million in the second quarter of 2013, was principally due to reported claims activity coming in lower than expected on prior accident years events.
Other Items

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Effective July 1, 2014, the Company sold a portion of its shares of DaVinciRe to an existing third party shareholder. The Company sold these shares for $38.9 million. The Company's ownership in DaVinciRe was 26.5% at June 30, 2014 and, subsequent to the above transaction, its ownership interest in DaVinciRe decreased to 23.4% effective July 1, 2014.

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During the second quarter of 2014, the Company recognized the release of $6.2 million of profit commissions in its Other category as a result of the commutation of several quota share agreements from its former Insurance segment.

This Press Release includes certain non-GAAP financial measures including “operating income available to RenaissanceRe common shareholders”, “operating income available to RenaissanceRe common shareholders per common share - diluted”, “operating return on average common equity - annualized”, “managed catastrophe premiums”, “tangible book value per common share” and “tangible book value per common share plus accumulated dividends.” A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investor Information - Financial Reports - Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.
RenaissanceRe Holdings Ltd. will host a conference call on Wednesday, July 30, 2014 at 10:00 am (ET) to discuss this release. Live broadcast of the conference call will be available through the “Investor Information - Company Webcasts” section of RenaissanceRe’s website at www.renre.com.
RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company’s business consists of three reportable segments: (1) Catastrophe Reinsurance, which includes catastrophe reinsurance and certain property catastrophe joint ventures managed by the Company’s ventures unit; (2) Specialty Reinsurance, which includes specialty reinsurance and certain specialty joint ventures managed by the Company’s ventures unit; and (3) Lloyd’s, which includes reinsurance and insurance business written through RenaissanceRe Syndicate 1458.
Cautionary Statement under “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this earnings release contain information about the Company’s future business prospects. These statements may be considered “forward-looking.” These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.’s filings with the U.S. Securities and Exchange Commission, including its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

INVESTOR CONTACT:	MEDIA CONTACT:
Rohan Pai	Kekst and Company
Director - Corporate Finance	Peter Hill or Dawn Dover
RenaissanceRe Holdings Ltd.	(212) 521-4800
(441) 295-4513

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Six months ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Revenues
Gross premiums written	$511,540	$703,223	$1,216,800	$1,338,641
Net premiums written	$346,407	$559,109	$796,754	$995,922
Increase in unearned premiums	(85,991)	(267,220)	(249,804)	(432,778)
Net premiums earned	260,416	291,889	546,950	563,144
Net investment income	34,541	26,163	73,489	69,365
Net foreign exchange gains (losses)	2,392	(932)	1,331	(318)
Equity in earnings of other ventures	7,232	3,772	11,431	9,607
Other loss	(535)	(1,128)	(473)	(2,837)
Net realized and unrealized gains (losses) on investments	27,128	(69,529)	42,055	(55,260)
Total revenues	331,174	250,235	674,783	583,701
Expenses
Net claims and claim expenses incurred	81,388	103,962	140,303	131,213
Acquisition expenses	33,477	31,767	67,177	56,776
Operational expenses	45,841	42,789	88,465	88,775
Corporate expenses	3,954	21,529	8,499	26,011
Interest expense	4,292	4,300	8,585	9,334
Total expenses	168,952	204,347	313,029	312,109
Income from continuing operations before taxes	162,222	45,888	361,754	271,592
Income tax benefit (expense)	204	(11)	38	(133)
Income from continuing operations	162,426	45,877	361,792	271,459
Income from discontinued operations	—	2,427	—	12,201
Net income	162,426	48,304	361,792	283,660
Net income attributable to noncontrolling interests	(36,078)	(14,015)	(78,846)	(52,622)
Net income available to RenaissanceRe	126,348	34,289	282,946	231,038
Dividends on preference shares	(5,596)	(7,483)	(11,191)	(13,758)
Net income available to RenaissanceRe common shareholders	$120,752	$26,806	$271,755	$217,280

Income from continuing operations available to RenaissanceRe common shareholders per common share - basic	$3.00	$0.55	$6.62	$4.65
Income from discontinued operations available to RenaissanceRe common shareholders per common share - basic	—	0.06	—	0.28
Net income available to RenaissanceRe common shareholders per common share - basic	$3.00	$0.61	$6.62	$4.93
Income from continuing operations available to RenaissanceRe common shareholders per common share - diluted	$2.95	$0.55	$6.52	$4.55
Income from discontinued operations available to RenaissanceRe common shareholders per common share - diluted	—	0.05	—	0.28
Net income available to RenaissanceRe common shareholders per common share - diluted	$2.95	$0.60	$6.52	$4.83

Average shares outstanding - basic	39,736	43,372	40,487	43,453
Average shares outstanding - diluted	40,395	44,243	41,149	44,303

Net claims and claim expense ratio	31.3%	35.6%	25.7%	23.3%
Underwriting expense ratio	30.4%	25.6%	28.4%	25.9%
Combined ratio	61.7%	61.2%	54.1%	49.2%
Operating income available to RenaissanceRe common shareholders per common share - diluted (1)	$2.28	$2.17	$5.50	$6.08
Operating return on average common equity - annualized (1)	11.0%	12.2%	13.4%	17.3%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	June 30, 2014	December 31, 2013
Assets	(Unaudited)	(Audited)
Fixed maturity investments trading, at fair value	$4,841,609	$4,809,036
Fixed maturity investments available for sale, at fair value	29,219	34,241
Total fixed maturity investments, at fair value	4,870,828	4,843,277
Short term investments, at fair value	957,698	1,044,779
Equity investments trading, at fair value	254,408	254,776
Other investments, at fair value	513,614	573,264
Investments in other ventures, under equity method	110,354	105,616
Total investments	6,706,902	6,821,712
Cash and cash equivalents	294,457	408,032
Premiums receivable	837,116	474,087
Prepaid reinsurance premiums	267,963	66,132
Reinsurance recoverable	85,115	101,025
Accrued investment income	28,019	34,065
Deferred acquisition costs	140,765	81,684
Receivable for investments sold	58,205	75,845
Other assets	89,076	108,438
Goodwill and other intangibles	8,007	8,111
Total assets	$8,515,625	$8,179,131
Liabilities, Noncontrolling Interests and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$1,552,618	$1,563,730
Unearned premiums	929,523	477,888
Debt	249,476	249,430
Reinsurance balances payable	558,185	293,022
Payable for investments purchased	201,340	193,221
Other liabilities	164,650	397,596
Total liabilities	3,655,792	3,174,887
Redeemable noncontrolling interest	1,023,892	1,099,860
Shareholders’ Equity
Preference shares	400,000	400,000
Common shares	40,523	43,646
Accumulated other comprehensive income	3,918	4,131
Retained earnings	3,391,500	3,456,607
Total shareholders’ equity attributable to RenaissanceRe	3,835,941	3,904,384
Total liabilities, noncontrolling interests and shareholders’ equity	$8,515,625	$8,179,131

Book value per common share	$84.79	$80.29

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended June 30, 2014
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd’s	Other	Total
Gross premiums written	$388,083	$51,554	$71,903	$—	$511,540
Net premiums written	$233,698	$46,254	$66,452	$3	$346,407
Net premiums earned	$159,152	$53,588	$47,672	$4	$260,416
Net claims and claim expenses incurred	36,730	20,075	25,111	(528)	81,388
Acquisition expenses	17,806	11,699	10,122	(6,150)	33,477
Operational expenses	22,200	10,514	13,058	69	45,841
Underwriting income (loss)	$82,416	$11,300	$(619)	$6,613	99,710
Net investment income				34,541	34,541
Net foreign exchange gains				2,392	2,392
Equity in earnings of other ventures				7,232	7,232
Other loss				(535)	(535)
Net realized and unrealized gains on investments				27,128	27,128
Corporate expenses				(3,954)	(3,954)
Interest expense				(4,292)	(4,292)
Income before taxes and noncontrolling interests					162,222
Income tax benefit				204	204
Net income attributable to noncontrolling interests				(36,078)	(36,078)
Dividends on preference shares				(5,596)	(5,596)
Net income available to RenaissanceRe common shareholders					$120,752

Net claims and claim expenses incurred – current accident year	$38,473	$25,443	$34,555	$—	$98,471
Net claims and claim expenses incurred – prior accident years	(1,743)	(5,368)	(9,444)	(528)	(17,083)
Net claims and claim expenses incurred – total	$36,730	$20,075	$25,111	$(528)	$81,388

Net claims and claim expense ratio – current accident year	24.2%	47.5%	72.5%	—%	37.8%
Net claims and claim expense ratio – prior accident years	(1.1)%	(10.0)%	(19.8)%	(13,200.0)%	(6.5)%
Net claims and claim expense ratio – calendar year	23.1%	37.5%	52.7%	(13,200.0)%	31.3%
Underwriting expense ratio	25.1%	41.4%	48.6%	(152,025.0)%	30.4%
Combined ratio	48.2%	78.9%	101.3%	(165,225.0)%	61.7%

	Three months ended June 30, 2013
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd’s	Other	Total
Gross premiums written (1)	$576,903	$58,539	$68,769	$(988)	$703,223
Net premiums written	$436,852	$57,348	$64,643	$266	$559,109
Net premiums earned	$200,483	$49,206	$41,933	$267	$291,889
Net claims and claim expenses incurred	52,915	25,511	25,536	—	103,962
Acquisition expenses	14,197	9,009	8,484	77	31,767
Operational expenses	23,599	7,595	11,456	139	42,789
Underwriting income (loss)	$109,772	$7,091	$(3,543)	$51	113,371
Net investment income				26,163	26,163
Net foreign exchange losses				(932)	(932)
Equity in earnings of other ventures				3,772	3,772
Other loss				(1,128)	(1,128)
Net realized and unrealized losses on investments				(69,529)	(69,529)
Corporate expenses				(21,529)	(21,529)
Interest expense				(4,300)	(4,300)
Income from continuing operations before taxes					45,888
Income tax expense				(11)	(11)
Income from discontinued operations				2,427	2,427
Net income attributable to noncontrolling interests				(14,015)	(14,015)
Dividends on preference shares				(7,483)	(7,483)
Net income attributable to RenaissanceRe common shareholders					$26,806

Net claims and claim expenses incurred – current accident year	$71,369	$30,903	$28,517	$—	$130,789
Net claims and claim expenses incurred – prior accident years	(18,454)	(5,392)	(2,981)	—	(26,827)
Net claims and claim expenses incurred – total	$52,915	$25,511	$25,536	$—	$103,962

Net claims and claim expense ratio – current accident year	35.6%	62.8%	68.0%	—%	44.8%
Net claims and claim expense ratio – prior accident years	(9.2)%	(11.0)%	(7.1)%	—%	(9.2)%
Net claims and claim expense ratio – calendar year	26.4%	51.8%	60.9%	—%	35.6%
Underwriting expense ratio	18.8%	33.8%	47.5%	80.9%	25.6%
Combined ratio	45.2%	85.6%	108.4%	80.9%	61.2%
(1) Included in gross premiums written in the Other category is the elimination of inter-segment gross premiums written of $1.0 million.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Six months ended June 30, 2014
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd’s	Other	Total
Gross premiums written	$855,794	$205,844	$155,162	$—	$1,216,800
Net premiums written	$493,187	$171,743	$131,821	$3	$796,754
Net premiums earned	$323,736	$123,218	$99,969	$27	$546,950
Net claims and claim expenses incurred	43,185	46,156	51,392	(430)	140,303
Acquisition expenses	24,932	28,246	20,689	(6,690)	67,177
Operational expenses	42,619	20,620	25,091	135	88,465
Underwriting income	$213,000	$28,196	$2,797	$7,012	251,005
Net investment income				73,489	73,489
Net foreign exchange gains				1,331	1,331
Equity in earnings of other ventures				11,431	11,431
Other loss				(473)	(473)
Net realized and unrealized gains on investments				42,055	42,055
Corporate expenses				(8,499)	(8,499)
Interest expense				(8,585)	(8,585)
Income before taxes and noncontrolling interests					361,754
Income tax benefit				38	38
Net income attributable to noncontrolling interests				(78,846)	(78,846)
Dividends on preference shares				(11,191)	(11,191)
Net income available to RenaissanceRe common shareholders					$271,755

Net claims and claim expenses incurred – current accident year	$51,002	$67,365	$55,712	$—	$174,079
Net claims and claim expenses incurred – prior accident years	(7,817)	(21,209)	(4,320)	(430)	(33,776)
Net claims and claim expenses incurred – total	$43,185	$46,156	$51,392	$(430)	$140,303

Net claims and claim expense ratio – current accident year	15.8%	54.7%	55.7%	—%	31.8%
Net claims and claim expense ratio – prior accident years	(2.5)%	(17.2)%	(4.3)%	(1,592.6)%	(6.1)%
Net claims and claim expense ratio – calendar year	13.3%	37.5%	51.4%	(1,592.6)%	25.7%
Underwriting expense ratio	20.9%	39.6%	45.8%	(24,277.8)%	28.4%
Combined ratio	34.2%	77.1%	97.2%	(25,870.4)%	54.1%

	Six months ended June 30, 2013
	Catastrophe Reinsurance	Specialty Reinsurance	Lloyd’s	Other	Total
Gross premiums written (1)	$1,055,699	$140,869	$143,061	$(988)	$1,338,641
Net premiums written	$742,205	$132,867	$120,567	$283	$995,922
Net premiums earned	$387,134	$96,015	$79,712	$283	$563,144
Net claims and claim expenses incurred	55,623	36,203	40,064	(677)	131,213
Acquisition expenses	23,817	17,448	15,400	111	56,776
Operational expenses	49,714	15,155	23,634	272	88,775
Underwriting income	$257,980	$27,209	$614	$577	286,380
Net investment income				69,365	69,365
Net foreign exchange losses				(318)	(318)
Equity in earnings of other ventures				9,607	9,607
Other loss				(2,837)	(2,837)
Net realized and unrealized losses on investments				(55,260)	(55,260)
Corporate expenses				(26,011)	(26,011)
Interest expense				(9,334)	(9,334)
Income from continuing operations before taxes					271,592
Income tax expense				(133)	(133)
Income from discontinued operations				12,201	12,201
Net income attributable to noncontrolling interests				(52,622)	(52,622)
Dividends on preference shares				(13,758)	(13,758)
Net income attributable to RenaissanceRe common shareholders					$217,280

Net claims and claim expenses incurred – current accident year	$92,545	$56,756	$46,388	$—	$195,689
Net claims and claim expenses incurred – prior accident years	(36,922)	(20,553)	(6,324)	(677)	(64,476)
Net claims and claim expenses incurred – total	$55,623	$36,203	$40,064	$(677)	$131,213

Net claims and claim expense ratio – current accident year	23.9%	59.1%	58.2%	—%	34.7%
Net claims and claim expense ratio – prior accident years	(9.5)%	(21.4)%	(7.9)%	(239.2)%	(11.4)%
Net claims and claim expense ratio – calendar year	14.4%	37.7%	50.3%	(239.2)%	23.3%
Underwriting expense ratio	19.0%	34.0%	48.9%	135.3%	25.9%
Combined ratio	33.4%	71.7%	99.2%	(103.9)%	49.2%
(1) Included in gross premiums written in the Other category is the elimination of inter-segment gross premiums written of $1.0 million.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written and Managed Premiums
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Catastrophe Reinsurance Segment
Renaissance catastrophe premiums	$240,137	$368,077	$562,885	$678,079
DaVinci catastrophe premiums	147,946	208,826	292,909	377,620
Total Catastrophe Reinsurance segment gross premiums written	$388,083	$576,903	$855,794	$1,055,699

Specialty Reinsurance Segment
Renaissance specialty premiums	$50,001	$56,567	$203,995	$138,184
DaVinci specialty premiums	1,553	1,972	1,849	2,685
Total Specialty Reinsurance segment gross premiums written	$51,554	$58,539	$205,844	$140,869

Lloyd’s Segment
Specialty	$45,238	$53,207	$106,942	$108,964
Catastrophe	26,665	15,562	48,220	34,097
Total Lloyd’s segment gross premiums written	$71,903	$68,769	$155,162	$143,061

Managed Premiums (1)
Total Catastrophe Reinsurance segment gross premiums written	$388,083	$576,903	$855,794	$1,055,699
Catastrophe premiums written on behalf of the Company’s joint venture, Top Layer Re (2)	23,110	25,682	37,225	58,064
Catastrophe premiums written in the Lloyd’s segment	26,665	15,562	48,220	34,097
Catastrophe premiums written by the Company in its Catastrophe Reinsurance segment and ceded to Top Layer Re	—	—	(7,355)	—
Total managed catastrophe premiums (1)	$437,858	$618,147	$933,884	$1,147,860

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

(2)	Top Layer Re is accounted for under the equity method of accounting.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Six months ended
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Fixed maturity investments	$26,372	$22,839	$50,232	$46,725
Short term investments	286	426	476	755
Equity investments trading	779	344	1,575	344
Other investments
Hedge funds and private equity investments	8,340	2,237	20,657	17,117
Other	1,483	3,144	6,011	10,139
Cash and cash equivalents	93	9	184	61
	37,353	28,999	79,135	75,141
Investment expenses	(2,812)	(2,836)	(5,646)	(5,776)
Net investment income	34,541	26,163	73,489	69,365

Gross realized gains	12,166	17,548	25,633	51,624
Gross realized losses	(2,587)	(14,601)	(8,151)	(19,155)
Net realized gains on fixed maturity investments	9,579	2,947	17,482	32,469
Net unrealized gains (losses) on fixed maturity investments trading	29,918	(95,680)	57,800	(118,743)
Net realized and unrealized (losses) gains on investments-related derivatives	(6,884)	20,510	(17,783)	20,931
Net realized gains on equity investments trading	5,134	74	5,055	17,635
Net unrealized (losses) gains on equity investments trading	(10,619)	2,620	(20,499)	(7,552)
Net realized and unrealized gains (losses) on investments	27,128	(69,529)	42,055	(55,260)
Change in net unrealized gains on fixed maturity investments available for sale	(96)	(1,239)	(261)	(7,306)
Total investment result	$61,573	$(44,605)	$115,283	$6,799

Total investment return - annualized	3.7%	(2.8)%	3.4%	0.2%
Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. The Company has provided these financial measurements in previous investor communications and the Company’s management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.
The Company uses “operating income available to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance.  “Operating income available to RenaissanceRe common shareholders” as used herein differs from “net income available to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments from continuing and discontinued operations and net other-than-temporary impairments. The Company’s management believes that “operating income available to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from fluctuations in the Company’s fixed maturity investment portfolio and equity investments trading.  The Company also uses “operating income available to RenaissanceRe common shareholders” to calculate “operating income available to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized”.  The following is a reconciliation of:  1) net income available to RenaissanceRe common shareholders to operating income available to RenaissanceRe common shareholders; 2)

net income available to RenaissanceRe common shareholders per common share - diluted to operating income available to RenaissanceRe common shareholders per common share - diluted; and 3) return on average common equity - annualized to operating return on average common equity - annualized:

	Three months ended		Six months ended
(in thousands of United States Dollars, except percentages)	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net income available to RenaissanceRe common shareholders	$120,752	$26,806	$271,755	$217,280
Adjustment for net realized and unrealized (gains) losses on investments from continuing operations	(27,128)	69,529	(42,055)	55,260
Adjustment for net realized and unrealized gains on investments from discontinued operations	—	15	—	13
Operating income available to RenaissanceRe common shareholders	$93,624	$96,350	$229,700	$272,553

Net income available to RenaissanceRe common shareholders per common share - diluted	$2.95	$0.60	$6.52	$4.83
Adjustment for net realized and unrealized (gains) losses on investments from continuing operations	(0.67)	1.57	(1.02)	1.25
Adjustment for net realized and unrealized gains on investments from discontinued operations	—	—	—	—
Operating income available to RenaissanceRe common shareholders per common share - diluted	$2.28	$2.17	$5.50	$6.08

Return on average common equity - annualized	14.2%	3.4%	15.8%	13.8%
Adjustment for net realized and unrealized (gains) losses on investments from continuing operations	(3.2)%	8.8%	(2.4)%	3.5%
Adjustment for net realized and unrealized gains on investments from discontinued operations	—%	—%	—%	—%
Operating return on average common equity - annualized	11.0%	12.2%	13.4%	17.3%
The Company has also included in this Press Release “managed catastrophe premiums”. “Managed catastrophe premiums” is defined as gross catastrophe premiums written by the Company and its related joint ventures. “Managed catastrophe premiums” differs from total Catastrophe Reinsurance segment gross premiums written, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premiums written on behalf of the Company’s joint venture Top Layer Re, which is accounted for under the equity method of accounting, and the inclusion of catastrophe premiums written on behalf of the Company’s Lloyd’s segment. The Company’s management believes “managed catastrophe premiums” is useful to investors and other interested parties because it provides a measure of total catastrophe premiums assumed by the Company through its consolidated subsidiaries and related joint ventures.
The Company has also included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends”. “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share. “Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. “Tangible book value per common share” differs from book value per common share, which the Company believes is the most directly comparable GAAP measure, due to the exclusion of goodwill and intangible assets per share. The Company’s management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets.

The following is a reconciliation of book value per common share to tangible book value per common share and tangible book value per common share plus accumulated dividends:

	At
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Book value per common share	$84.79	$82.30	$80.29	$74.58	$71.38
Adjustment for goodwill and other intangibles (1)	(0.86)	(0.89)	(0.85)	(0.84)	(0.85)
Tangible book value per common share	83.93	81.41	79.44	73.74	70.53
Adjustment for accumulated dividends	13.70	13.41	13.12	12.84	12.56
Tangible book value per common share plus accumulated dividends	$97.63	$94.82	$92.56	$86.58	$83.09

Quarterly change in book value per common share	3.0%	2.5%	7.7%	4.5%	0.4%
Quarterly change in tangible book value per common share plus change in accumulated dividends	3.5%	2.8%	8.1%	4.9%	0.8%
Annual change in book value per common share	5.6%				4.8%
Annual change in tangible book value per common share plus change in accumulated dividends	6.4%				5.7%

(1)
At June 30, 2014, March 31, 2014, December 31, 2013, September 30, 2013 and June 30, 2013, goodwill and other intangibles included $27.0 million, $28.3 million, $29.2 million, $28.5 million and $29.3 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.